                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            TBS INTERNATIONAL LIMITED
             (Exact Name of Registrant as Specified in Its Charter)



                BERMUDA                                        98-0225954
(State of Incorporation or Organization)         (I.R.S. Employer Identification Number)

         COMMERCE BUILDING, CHANCERY LANE,
                  HAMILTON HM 12,
                      BERMUDA
     (Address of Principal Executive Offices)                   (Zip Code)


                                   COPIES TO:

        STEVEN R. FINLEY                                 GARY J. WOLFE
   Gibson, Dunn & Crutcher LLP                         ROBERT E. LUSTRIN
         200 Park Avenue                              Seward & Kissel LLP
       New York, NY 10166                           One Battery Park Plaza
         (212) 351-4000                            New York, New York 10004
      Fax: (212) 351-4035                               (212) 574-1200
                                                      Fax: (212) 480-8421

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box. [ ]

Securities Act registration file number to which this Form relates: 333-123157

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                    Name of Each Exchange on Which
        to be so Registered                    Each Class is to be Registered

       CLASS A COMMON SHARES,                      NASDAQ NATIONAL MARKET
     PAR VALUE $0.01 PER SHARE

Securities to be registered pursuant to Section 12(g) of the Act:  NONE

                            TBS INTERNATIONAL LIMITED

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Registrant's Class A Common Shares, par value
$0.01 per share, required by this Item is contained in the Registrant's registration statement on Form S-1 (Registration No. 333-123157) under the
Securities Act of 1933, filed with the Securities and Exchange Commission on
March 7, 2005, as amended (the "Registration Statement"). Such description, which appears in the prospectus contained in the Registration Statement under the caption "Description of Share Capital", is incorporated herein by reference.

ITEM 2.  EXHIBITS.

EXHIBIT NUMBER                        DESCRIPTION OF EXHIBIT
---------------   --------------------------------------------------------------

      1           Form of Memorandum of Association. (Incorporated by reference to Exhibit 3.1 to the Registration Statement, filed with
                  Amendment No. 3 to the Registration Statement.)

      2           Form of Bye-laws of the Registrant to be adopted upon
                  completion of the offering pursuant to the Registration
                  Statement. (Incorporated by reference to Exhibit 3.2 to the
                  Registration Statement, filed with Amendment No. 4 to the
                  Registration Statement.)

      3           Form of Class A Common Share Certificate of the Registrant.
                  (Incorporated by reference to Exhibit 4.1 to the Registration
                  Statement, filed with Amendment No. 3 to the Registration
                  Statement.)

                                       2

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

                                   TBS INTERNATIONAL LIMITED

Date: June 17, 2005                By: /s/ Joseph E. Royce
                                       -----------------------------------------
                                   Name:  Joseph E. Royce
                                   Title: Chief Executive Officer and President

                                       3